Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in BJ’s Wholesale Club, Inc.’s Annual Report on Form 10-K for the year ended February 3, 2007.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts May 22, 2007